                                                                    EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
              (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63
                        OF TITLE 18, UNITED STATES CODE)

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections
(a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the "Act"), I, Gary L. Whitlock, President (Principal Executive Officer) of CenterPoint Energy Transition Bond Company, LLC (the "Company"), hereby certify, to the best of my knowledge:

(1) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 13, 2003                  /s/ GARY L. WHITLOCK
                                         ---------------------------------------
                                         Gary L. Whitlock
                                         President (Principal Executive Officer)

         A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

         The foregoing certification is being furnished solely pursuant to
Section 906 of the Act and is not being filed as part of the Report or as a separate disclosure document.